EXHIBIT 8


                            AGREEMENT OF JOINT FILING


     Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1534, as amended, the undersigned hereby consent to the joint filing on their behalf of a single Schedule 13D and any amendments thereto, with respect to the beneficial ownership by each of the undersigned of shares of common stock, par value $0.001 per share, of Commodore Applied Technologies, Inc. The undersigned hereby further agree that this statement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

Dated:   December 6, 1999

                                 COMMODORE ENVIRONMENTAL SERVICES, INC.


                                 By:   /s/ BENTLEY J. BLUM
                                       ---------------------------------------
                                 Name:     Bentley J. Blum
                                 Title:    Chairman of the Board, President and
                                             Chief Executive Officer

                                       /s/ BENTLEY J. BLUM
                                 ---------------------------------------------
                                           BENTLEY J. BLUM


                                      /s/  PAUL E. HANNESSON
                                 ---------------------------------------------
                                           PAUL E. HANNESSON